Exhibit 99.1

WESTERN LIBERTY BANCORP
1370 Avenue of the Americas, 28th Floor
New York, New York 10019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
WESTERN LIBERTY BANCORP

SPECIAL MEETING OF STOCKHOLDERS
           , 2010

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE WLBC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE PROPOSALS LISTED HEREIN.

The stockholder(s) hereby appoint(s) Daniel B. Silvers, and Andrew Nelson, and each of them, as proxies, each with the power of substitution and resubstitution, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Western Liberty Bancorp (the “WLBC”) that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 A.M., Eastern Time, on          , 2010, at the offices of Proskauer Rose LLP, 1585 Broadway, New York, New York 10036, and at any adjournment or postponement thereof.

1. To approve the Merger Agreement, among the WLBC, WL-S1 Interim Bank, Service1st Bank of Nevada (“Service1st”), and Curtis W. Anderson, which provides for the merger of WL-S1 Interim Bank with and into Service1st, with Service1st being the surviving entity and becoming WLBC’s wholly-owned subsidiary (the “Acquisition”) — the Acquisition Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

2. To approve the proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies — the Adjournment Proposal.

☐ FOR	☐ AGAINST	☐ ABSTAIN

Note: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:           , 2010.

INDIVIDUAL OR JOINT HOLDER:

Signature

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Signature (if held jointly)

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CORPORATE OR PARTNERSHIP HOLDER:

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By:

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Its:
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